Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment No. 171 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our reports dated December 26, 2012 on Transamerica Arbitrage Strategy, Transamerica Bond, Transamerica Capital Growth, Transamerica Commodity Strategy, Transamerica Core Bond, Transamerica Developing Markets Equity, Transamerica Diversified Equity, Transamerica Emerging Markets Debt, Transamerica Emerging Markets Equity, Transamerica Flexible Income, Transamerica Global Allocation, Transamerica Global Macro, Transamerica Global Real Estate Securities, Transamerica Growth, Transamerica Growth Opportunities, Transamerica High Yield Bond, Transamerica International, Transamerica International Bond, Transamerica International Equity, Transamerica International Equity Opportunities, Transamerica International Small Cap, Transamerica International Value Opportunities, Transamerica Large Cap Growth, Transamerica Large Cap Value, Transamerica Long/Short Strategy, Transamerica Managed Futures Strategy, Transamerica Mid Cap Value, Transamerica Money Market, Transamerica Multi-Managed Balanced, Transamerica Multi-Manager Alternative Strategies Portfolio, Transamerica Multi-Manager International Portfolio, Transamerica Real Return TIPS, Transamerica Select Equity, Transamerica Short-Term Bond, Transamerica Small Cap Growth, Transamerica Small Cap Value, Transamerica Small/Mid Cap Value, Transamerica Tactical Income, Transamerica Total Return, Transamerica Value, Transamerica Asset Allocation – Conservative Portfolio, Transamerica Asset Allocation – Growth Portfolio, Transamerica Asset Allocation – Moderate Growth Portfolio and Transamerica Asset Allocation – Moderate Portfolio, included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2012.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 26, 2013